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                                                                    EXHIBIT 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3 relating to Debt Securities and Debt Warrants, Preferred Shares and Preferred Share Warrants, Common Stock and Common Stock Warrants, and Currency Warrants of our report dated January 18, 1994, except as to Note 1, which is as of January 28, 1994, relating to the consolidated financial statements of Continental Bank Corporation, which is included in Continental
Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, and which is incorporated by reference in the Current Report on Form 8-K dated March 21, 1994 of BankAmerica Corporation. We also consent to the reference to our firm as experts in accounting and auditing in Item 5 of such Form 8-K and in the section "Experts" of this Registration Statement on Form S-3.



/s/ PRICE WATERHOUSE

PRICE WATERHOUSE


Chicago, Illinois
June 30, 1994